UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 14, 2014

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-24006 (Commission File Number)	94-3134940 (IRS Employer Identification No.)

455 Mission Bay Boulevard South
San Francisco, California 94158
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

On January 14, 2014, Nektar Therapeutics, a Delaware Corporation (“Nektar”), issued a press release announcing that the first subjects were dosed in a Phase 1 clinical study for NKTR-171. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On January 14, 2014, Nektar also issued a press release announcing that etirinotecan pegol (NKTR-102) passes interim efficacy analysis for the BEACON pivotal Phase 3 clinical study in patients with metastatic breast cancer. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release titled “First Subjects Dosed in Phase 1 Clinical Study of NKTR-171, A New Peripherally-Restricted Sodium Channel Blocker to Treat Neuropathic Pain” issued by Nektar Therapeutics on January 14, 2014.
99.2	Press Release titled “Etirinotecan Pegol (NKTR-102) Passes Interim Efficacy Analysis for BEACON Pivotal Phase 3 Clinical Study in Patients with Metastatic Breast Cancer” issued by Nektar Therapeutics on January 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEKTAR THERAPEUTICS

By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie General Counsel and Secretary

Date: January 14, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release titled “First Subjects Dosed in Phase 1 Clinical Study of NKTR-171, A New Peripherally-Restricted Sodium Channel Blocker to Treat Neuropathic Pain” issued by Nektar Therapeutics on January 14, 2014.
99.2	Press Release titled “Etirinotecan Pegol (NKTR-102) Passes Interim Efficacy Analysis for BEACON Pivotal Phase 3 Clinical Study in Patients with Metastatic Breast Cancer” issued by Nektar Therapeutics on January 14, 2014.